Exhibit 99.1

ONLY NATURAL WELLNESS CORPORATION

Suite 305, 24 Sukhumvit Road

Klongtoey, Bangkok 10110, Thailand

(808) 829-3799

SUBSCRIPTION # _____

SUBSCRIPTION AGREEMENT

ONLY NATURAL WELLNESS CORPORATION, a Florida corporation (the “Company”), desires to issue up to 10,000,000 shares of common stock, par value $.001 per share (“Common Stock”) at a price of $0.01 per share pursuant to the Registration Statement on Form S-1 initially filed with the Securities and Exchange Commission on ____________, 2017 and declared effective on _______ _______, 2017 (the “Registration Statement”). The minimum investment amount for a single investor is $ 500 for 50,000 shares. Subscriptions for less than the minimum investment will automatically be rejected.

1. Subscription . Pursuant to the terms of this Subscription Agreement, subscriber below (the “Subscriber”), intending to be legally bound, hereby subscribes for (                         ) shares of common stock, $0.001 par value per share (the “Shares”), of the Company at a price of $0.01 per Share for a total subscription amount of $_______________ (the “Subscription Price”).

Subscriber hereby agrees to deliver payment to the Company for the Subscription Price either:

(a) by wiring payment of the Subscription Price to the account set forth below:

Account Number:
Wire Routing Transit Number:
SWIFT COde:
Bank Name:
Bank Address:
Account Title:
Account Address:

OR

(b) by mailing a certified check, bank draft or cashier’s check payable to Only Natural Wellness Corporation, Suite 305, 24 Sukhumvit Road, Klongtoey, Bangkok 10110 (Thailand). In either case, Subscriber agrees to execute this Subscription Agreement and if by mail, send to Only Natural Wellness Corporation, Suite 305, 24 Sukhumvit Road, Klongtoey, Bangkok 10110 (Thailand).

2. Offer to Purchase. Subscriber hereby irrevocably offers to purchase the Shares and tenders herewith, the total Subscription Price noted above payable to the order of the Company, all of which are pursuant to the terms of the Registration Statement. A copy of the Prospectus (the “Prospectus”) included in the Registration Statement was provided to the Subscriber by the Company and is currently available on file at the Securities and Exchange Commission online at sec.gov. Subscriber recognizes and agrees that (i) this subscription is irrevocable and, if Subscriber is a natural person, shall survive Subscriber’s death, disability or other incapacity, and (ii) the Company has complete discretion to accept or to reject this Subscription Agreement in its entirety and shall have no liability for any rejection of this Subscription Agreement. This Subscription Agreement shall be deemed to be accepted by the Company only when it is executed by the Company.

3. Effect of Acceptance. Subscriber hereby acknowledges and agrees that on the Company’s acceptance of this Subscription Agreement, it shall become a binding and fully enforceable agreement between the Company and the Subscriber. As a result, upon acceptance by the Company of this Subscription Agreement, Subscriber will become the record and beneficial holder of the Shares and the Company will be entitled to receive the Subscription Price of the Shares as specified herein. The minimum investment amount for a single investor is $10,000 for 2,000 shares. Subscriptions for less than the minimum investment will automatically be rejected.

4. Representations and Warranties. Subscriber represents and warrants as follows:

(a) Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, is able to bear the risks of an investment in the Shares and understands the risks of, and other considerations relating to, a purchase of a Share. Subscriber and its advisors have had a reasonable opportunity to ask questions of and receive answers from the Company concerning the Shares.

(b) The Subscriber hereby acknowledges receipt of a copy of the Prospectus under the Registration Statement relating to this offering and the Shares, which is on file with the United States Securities and Exchange Commission. The Subscriber represents and warrants that, in making his decision in investing the Shares, he is not relying on any representation other that those contained in the Prospectus and the Registration Statement.

(c) Subscriber has adequate means of providing for its current financial needs and contingencies, is able to bear the substantial economic risks of an investment in the Shares for an indefinite period of time, has no need for liquidity in such investment, has made commitments to investments that are not readily marketable which are reasonable in relation to Subscriber’s net worth and can afford a complete loss of such investment.

(d) Subscriber has full right and power to perform pursuant to this Subscription Agreement and make an investment in the Company and, if Subscriber is an entity, is authorized and otherwise duly qualified to purchase and hold the Shares and to enter into this Agreement.

(e) Subscriber maintains its domicile, and is not merely a transient or temporary resident, at the residence address shown on the signature page hereto.

(f) The representations, warranties and agreements contained are true and correct as of the date hereof and may be relied upon by the Company, and Subscriber will notify the Company immediately of any adverse change in any such representations and warranties which may occur prior to the acceptance of the subscription and will promptly send the Company written confirmation thereof. The representations, warranties and agreements of Subscriber contained herein shall survive the execution and delivery of this Agreement and the purchase of the Shares.

5. Indemnification. Subscriber agrees to indemnify and hold the Company and its agents, representatives and employees harmless from and against all liability, damage, loss, cost and expense (including reasonable attorneys’ fees) which they may incur by reason of the failure of Subscriber to fulfill any of the terms or conditions of this subscription agreement, or by reason of any inaccuracy or omission in the information furnished by Subscriber herein or any breach of the representations and warranties made by Subscriber herein or in any document provided by Subscriber to the Company.

6. Miscellaneous.

(a) This subscription agreement has been duly and validly authorized, executed and delivered by Subscriber and constitutes the valid, binding and enforceable agreement of Subscriber. If this subscription agreement is being completed on behalf of an entity it has been completed and executed by an authorized party.

(b) This subscription agreement and any documents referred to herein constitute the entire agreement between the parties hereto with respect to the subject matter hereof and together supersede all prior discussions or agreements in respect hereof.

(c) Within five (5) days after receipt of a written request from the Company, Subscriber agrees to provide such information, to execute and deliver such documents and to take, or forbear from taking, such actions or provide such further assurances as reasonably may be necessary to correct any errors in documentation or to comply with any and all laws to which the Company is subject.

(d) The Company shall be notified immediately of any change in any of the information contained above occurring prior to Subscriber’s purchase of the Shares or at any time thereafter for so long as Subscriber is a holder of the Shares.

(e) Termination of Agreement; Return of Funds. In the event that, for any reason, this Subscription Agreement is rejected in its entirety by the Company, this Subscription Agreement shall be null and void and of no further force and effect, and no party shall have any rights against any other party hereunder. In the event that the Company rejects this Subscription Agreement, the Company shall promptly return or cause to be returned to Subscriber any money tendered hereunder without interest or deduction.

(f) This subscription agreement shall be governed by the laws of the state of Florida.

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Only Natural Wellness Corporation

Investor Profile
(Must be completed by Subscriber)

Section A - Personal Investor Information

Investor Name(s):

Individual executing Profile or Trustee:

Social Security Numbers / Federal I.D. Number:

Date of Birth:	Marital Status:
Joint Party Date of Birth:	Investment Experience (Years):
Annual Income:	Liquid Net Worth:
Net Worth*:

Tax Bracket:	_____ 15% or below	_____ 25% - 27.5%	_____ Over 27.5%

Home Street Address:

Home City, State & Zip Code:

Home Phone:	Home Fax:	Home Email:

Employer:

Employer Street Address:

Employer City, State & Zip Code:

Bus. Phone:	Bus. Fax:	Bus. Email:

Type of Business:

Outside Broker/Dealer:

Existing Shareholders Only: If you are an existing shareholder of Only Natural Wellness Corporation and your shares are registered directly in your name on our stock records, please provide your account number with our transfer agent, VStock Transfer, LLC.

Section B – Certificate Delivery Instructions

Shares will be issued in book-entry form rather than in a physical certificate, unless otherwise indicated below:

____ Please deliver certificate to the Employer Address listed in Section A.

____ Please deliver certificate to the Home Address listed in Section A.

____ Please deliver certificate to the following address:

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INDIVIDUALS

IN WITNESS WHEREOF, Subscriber has executed this Subscription Agreement , 2017.

(Signature of subscriber)

PRINT NAME:

COMPANY NAME (IF APPLICABLE):

TITLE OF SIGNER (IF APPLICABLE):

TAXPAYER IDENTIFICATION OR SOCIAL

SECURITY NO.:

RESIDENCE OR BUSINESS ADDRESS:

Street

City	State	Zip

MAILING ADDRESS (If different from business address):

Street

City	State	Zip

ACCEPTED AND AGREED TO:

Only Natural Wellness Corporation:

By:
Name:
Title:

Date:                                                          , 2017

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CORPORATIONS, PARTNERSHIPS, TRUSTS OR OTHER ENTITIES

IN WITNESS WHEREOF, Subscriber has executed this Subscription Agreement , 2017.

NAME OF SUBSCRIBER

By:
Name:
Title:

Date:	, 2017

TAXPAYER IDENTIFICATION OR SOCIAL

SECURITY NO.:

RESIDENCE OR BUSINESS ADDRESS:

Street

City	State	Zip

MAILING ADDRESS (If different from business address):

Street

City	State	Zip

ACCEPTED AND AGREED TO:

Only Natural Wellness Corporation:

By:
Name:
Title:

Date:                                                          , 2017

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